     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1997

                                                       Registration No. 333-
================================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                                __________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                                __________

                    SUNQUEST INFORMATION SYSTEMS, INC.
          (Exact name of registrant as specified in its charter)

          Pennsylvania                                   86-0378223
   (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

     4801 East Broadway Boulevard
           Tucson, Arizona                                  85711
 (Address of principal executive offices)                 (Zip Code)

      Sunquest Information Systems, Inc. Stock Incentive Plan of 1996
                         (Full title of the plan)

                    Dr. Sidney A. Goldblatt, President
                    Sunquest Information Systems, Inc.
                       4801 East Broadway Boulevard
                           Tucson, Arizona 85711
                  (Name and address of agent for service)

                              (520) 570-2000
       (Telephone number, including area code, of agent for service)
                               ____________

                     Copies of all communications to:
                         Marlee S. Myers, Esquire
                        Morgan, Lewis & Bockius LLP
                             One Oxford Centre
                        Pittsburgh,  PA 15219-1417
                              (412) 560-3300

                      CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed        Proposed
                                        Maximum         Maximum
                                        Offering        Aggregate     Amount of
Title of Securities     Amount to be    Price Per       Offering    Registration
 to be Registered        Registered       Share          Price         Fee (1)
--------------------------------------------------------------------------------
Common Stock, no par  1,065,809 shares  $10.775236 (2)  $11,484,344    $7,256
value per share       1,434,191 shares  $8.6875    (2)  $12,459,534
================================================================================

(1) Registration fee calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(2) The fee with respect to stock options to purchase 1,065,809 shares of Common Stock is calculated upon the basis of the actual per share exercise prices of the stock options granted which range from $8.59375 per share to $15.1875 per share. The weighted-average exercise price of such options is $10.775236 per share. The fee with respect to 1,434,191 shares of Common Stock issuable upon the exercise of options to be granted is calculated based upon the basis of the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on November 14, 1997.

================================================================================

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Sunquest Information Systems, Inc. (the "Corporation") with the Securities and Exchange
Commission (the "Commission") are incorporated by reference into this Registration Statement.

     1. The Corporation's Form 10-K, filed with the Commission for the year ended December 31, 1996.

     2. The Corporation's Form 10-Q, filed with the Commission for the quarterly period ended March 31, 1997.

     3. The Corporation's Form 10-Q, filed with the Commission for the quarterly period ended June 30, 1997.

     4. The Corporation's Form 10-Q, filed with the Commission for the quarterly period ended September 30, 1997.

     5.   The Corporation's Form 8-K/A, dated February 7, 1997.

     6. The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A filed with the Commission on April 15, 1996 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 6.  Indemnification of Directors and Officers.

As permitted by Section 1713 of the Pennsylvania Business Corporation Law ("PBCL"), the Corporation's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that a director shall not be personally liable, as such, for monetary damages for any action taken unless: (1) the director has breached or failed to perform the duties of his office under the PBCL; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to the liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, State or local law.

Section 1743 of the PBCL provides that to the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 (relating to third-party actions) or 1742 (relating to derivative and corporate actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

The Amended and Restated Bylaws of the Corporation provide that the Corporation shall indemnify the directors and officers of the Corporation and any other person designated by the Board of Directors of the Corporation ("indemnified representative") against any liabilities and expenses (including, without limitation, attorneys' fees and disbursements) incurred in connection with any threatened, pending or completed proceeding, whether brought by or in the right of the Corporation, in which such indemnified representative may be involved as a party or otherwise by reason of the fact that such indemnified representative is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products' liability, except: (1) where the indemnification is expressly prohibited by applicable law;
(2) where the conduct of the indemnified representative has been finally determined: (i) to constitute willful misconduct or recklessness within the meaning of Section 1746(b) of the PBCL or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative from the Corporation of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent the indemnification has been finally determined to be otherwise unlawful. The Corporation is required to pay the expenses incurred in good faith by an indemnified representative in advance of the final disposition of any such proceeding upon receipt of an undertaking by the indemnified representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified. The Corporation maintains directors' and officers' liability insurance.

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.                      Description
-----------      --------------------------------------------------

      4B         Amended and Restated Articles of Incorporation
                 (incorporated herein by reference to Exhibit 3A to the Corporation's Registration Statement on Form S-1, No. 333-2790)

      4C Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3B to the Corporation's
                 Registration Statement on Form S-1, No. 333-2790)

      4D The Sunquest Information Systems, Inc. Stock Incentive Plan of 1996, as amended April 3, 1997 (incorporated herein by reference to Exhibit 10I.2 to the Corporation's Form 10-Q for the Quarterly Period ended March 31, 1997)

      5C         Opinion of Morgan, Lewis & Bockius LLP

     23H         Consent of Ernst & Young LLP

     24B Power of Attorney (set forth on signature page to this Registration Statement)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              * * *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on November 19, 1997.

                              SUNQUEST INFORMATION SYSTEMS, INC.

                                 By:  /s/  Sidney A. Goldblatt
                                      ------------------------
                                      Sidney A. Goldblatt
                                      President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Sunquest Information Systems, Inc. hereby constitutes and appoints Sidney A. Goldblatt, Nina M. Dmetruk and Stanley J. Lehman, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated on November 19, 1997:


       Signature                          Title
       ---------                          -----

/s/  Sidney A. Goldblatt         President and Chief Executive
-------------------------        Officer (Principal Executive
Sidney A. Goldblatt              Officer) and Director

/s/  Nina M. Dmetruk             Executive Vice President and
-------------------------        Chief Financial Officer
Nina M. Dmetruk                  (Principal Financial and
                                 Accounting Officer) and Director

/s/  Bradley L. Goldblatt        Director
-------------------------
Bradley L. Goldblatt

/s/  Stanley J. Lehman           Director
-------------------------
Stanley J. Lehman

/s/  Richard W. Barker           Director
-------------------------
Richard W. Barker

                          EXHIBIT INDEX

                                                        Sequential
 Exhibit                                                   Page
   No.                       Description                  Number
----------      --------------------------------------  ----------
        4B      Amended and Restated Articles of
                Incorporation (incorporated herein
                by reference to Exhibit 3A to the
                Corporation's Registration Statement
                on Form S-1, No. 333-2790)

        4C      Amended and Restated Bylaws
                (incorporated herein  by reference
                to Exhibit 3B to the Corporation's
                Registration Statement on Form S-1,
                No. 333-2790)

        4D      The Sunquest Information Systems,
                Inc. Stock Incentive Plan of 1996,
                as amended April 3, 1997
                (incorporated herein by reference to
                Exhibit 10I.2 to the Corporation's
                Form 10-Q for the Quarterly Period
                ended March 31, 1997)

        5C      Opinion of Morgan, Lewis & Bockius LLP

       23H      Consent of Ernst & Young LLP

       24B      Power of Attorney (set forth on
                signature page to this Registration
                Statement)